EXHIBIT 99.1

Media Relations Contact: Jenny Fouracre 734-930-3620 jenny.fouracre@dominos.com

FOR IMMEDIATE RELEASE

Domino’s® Announces Executive Promotions

ANN ARBOR, Mich., March 4, 2022 – Domino’s Pizza, Inc. (NYSE: DPZ), the largest pizza company in the world, today announced the promotions of Joe Jordan to the role of President, U.S. & Global Services and Art D’Elia to the role of Executive Vice President – International, effective May 1, 2022. Jordan and D’Elia will both report to Russell Weiner, current Chief Operating Officer and President – Domino’s U.S. and incoming Domino’s CEO (effective May 1, 2022.)

“Joe and Art are extremely talented executives who have 15 years of Domino’s experience between the two of them,” said Mr. Weiner. “They are well known and respected by our team members and franchisees around the world. Each are incredible leaders whose insights, expertise and values embody what makes Domino’s such a special place to work. I am excited for them and for the Company.”

As President, U.S. & Global Services, Jordan will be responsible for leading the Company’s U.S. business and key global centers of excellence. He most recently served as Executive Vice President – International of Domino’s since April 2018, after serving as Senior Vice President – Chief Marketing Officer of Domino’s from May 2015 to April 2018. Prior to joining Domino’s, Jordan worked for six years at PepsiCo North America, where he served as the senior director of marketing. Jordan holds an MBA from New York University and a bachelor’s degree in business administration from the College of William and Mary.

As Executive Vice President – International, D’Elia will be responsible for overseeing the Domino’s business in more than 90 countries around the world. D’Elia most recently served as Executive Vice President – Chief Marketing Officer of Domino’s since July 2020. He joined Domino’s in January 2018 as Senior Vice President – Chief Brand & Innovation Officer. Prior to Domino’s, D’Elia served as chief marketing officer for Danone Dairy’s business unit which serviced the United Kingdom, Ireland, Belgium, the Netherlands and Luxemburg. D’Elia holds a Bachelor of Arts degree from the University of Michigan.

About Domino’s Pizza®

Founded in 1960, Domino’s Pizza is the largest pizza company in the world, with a significant business in both delivery and carryout pizza. It ranks among the world’s top public restaurant brands with a global enterprise of more than 18,800 stores in over 90 markets. Domino’s had global retail sales of nearly $17.8 billion in 2021, with over $8.6 billion in the U.S. and over $9.1 billion internationally. In the fourth quarter of 2021, Domino’s had global retail sales of over $5.5 billion, with over $2.6 billion in the U.S. and nearly $2.9 billion internationally. Its system is comprised of independent franchise owners who accounted for 98% of Domino’s stores as of the end of the fourth quarter of 2021. Emphasis on technology innovation helped Domino’s achieve more than half of all global retail sales in 2021 from digital channels. In the U.S., Domino’s generated more than 75% of U.S. retail sales in 2021 via digital channels and has developed several innovative ordering platforms, including those for Google Home, Facebook Messenger, Apple Watch, Amazon Echo, Twitter and more. In 2019, Domino’s announced a partnership with Nuro to further its exploration and testing of autonomous pizza delivery. In mid-2020, Domino’s launched a new way to order contactless carryout nationwide – via Domino’s Carside Delivery®, which customers can choose when placing a prepaid online order.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve significant risks and uncertainties and you should not place considerable reliance on such statements. Important factors that could cause actual results to differ materially from our expectations are more fully described in our filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 2, 2022. All forward-looking statements speak only as of the date hereof and should be evaluated with an understanding of their inherent uncertainty. Except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, or other applicable law, we will not undertake, and specifically disclaim, any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date hereof, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on the forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements are qualified in their entirety by this cautionary statement.

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